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                        UNITED INSURANCE COMPANIES, INC.
                                AND SUBSIDIARIES

         EXHIBIT 21 -- SUBSIDIARIES OF UNITED INSURANCE COMPANIES, INC.

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                                                                            JURISDICTION
                                                                      -------------------------
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The Chesapeake Life Insurance Company...............................          Oklahoma
Mid-West National Life Insurance Company of Tennessee...............          Tennessee
The MEGA Life and Health Insurance Company..........................          Oklahoma
Southern Educators Life Insurance Company...........................           Georgia
First Life Assurance Company........................................          Oklahoma
National Managers Life Insurance Company, Inc.......................  Turks and Caicos Islands
United Group Reinsurance, Inc.......................................  Turks and Caicos Islands
United Membership Marketing Group, Ltd. Liability Company...........          Colorado
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